EXHIBIT 10.1
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                     STANDARD INDUSTRIAL/COMMERCIAL
                        SINGLE-TENANT LEASE-GROSS

1.     Basic Provisions ("Basic Provisions")
1.1 Parties: This Lease ("Lease"), dated for reference purposes only, July 26, 1996 is made by and between Richard H. Kulka, a married man as his sole and separate property and Simpson Strong-Tie Company, Inc. (collectively the "Parties," or individually a "Party").
1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 2955 Merced Street, San Leandro, located in the county of Alameda, State of California, and generally described briefly the nature of the property) +/-48,000 square foot concrete tilt-up warehouse/manufacturing building, APN #77B-853-4, as more particularly described in Exhibit "A" ("Premises"). (see Paragraph 2 for further provisions.)
1.3 Term: Five (5) years and zero (0) months ("Original Term") commencing October 1, 1996 or such earlier date as possession is delivered ("Commencement Date") and ending August 31, 2001(Expiration Date"). (See Paragraph 3 for further provisions.)
1.4 Early Possession: Upon execution of lease ("Early Possession Date") (See Paragraphs 3.2 and 3.3 for further provisions.)
1.5 Base Rent: $20,160.00 per month (Base Rent"), payable on the first (1) day of each month commencing November 1, 1996 (or thirty days following date possession is delivered to tenant if delivered prior to October 1, 1996). (See Paragraph 4 for further provisions.)
If this is checked, there are provisions in this Lease for the Base Rent to be adjusted.
1.6 Base Rent Paid Upon Execution: $20,160.00 as Base Rent for the period November, 1996.
1.7 Security Deposit: $ None ("Security Deposit"). (See Paragraph 5 for further provisions.)
1.8 Permitted Use: Assembly, warehousing, research and development and related office functions (See Paragraph 6 for further provisions.)
1.9 Insuring Property: Lessor is the "Insuring Party." $1905/yr is the "Base Premium." (See Paragraph 8 for further provisions.)
1.10 Real Brokers: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes): Joseph Fabian, BT Commercial Real Estate Group, Inc. represents [X] Lessor exclusively
("Lessor's Broker")    both Lessor and Lessee, and Richard Keane, CB
Commercial Real Estate Group, Inc. represents Lessee exclusively ("Lessee's Broker"); both Lessee and Lessor. (See Paragraph 15 for further provisions.)
1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by None. ("Guarantor"). ( See Paragraph 37 for further provisions.)

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1.12   Addenda, Attached hereto is an Addendum or Addenda consisting of
Paragraphs 49 through 72 and Exhibits all of which constitute a part of this Lease.

2.     Premises.
2.1 Letting. Lessor hereby leases to Lessee hereby from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.
2.2 Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be obligation of Lessee at Lessee's sole cost and expense.
2.3 Compliance with Covenants, Restrictions and Building Code. Lessor warrants to Lessee that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alternations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. SEE ADDENDUM PARAGRAPH 49
2.4 Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

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2.5    Lessee Prior Owner/Occupant. The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.

3.     Term.
3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.
3.3 Delay In Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee as agreed herein by the Early Possession Date, one is specified, by the Commencement Date, Lessor shall not be subject to any liability herefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said ten (10) day period. Lessee's right to cancel this Lease shall terminate and be of no furhter force or effect. Except as may be otherwise provided, and regardless of when the term actually commences, if possession is not tendered to Lessee when required by this Lease does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.
4.     Rent
4.1 Base Rent. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.


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6.     Use.
6.1 Use. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessees assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.
6.2    Hazard Substances.
(a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (I) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "Reportable Use" shall mean (I) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

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(b)    Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises,. other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses Involving the Premises.
(c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement. SEE ADDENDUM PARAGRAPH 50 AND PARAGRAPH 51.

6.3 Lessee's Compliance with Law. Except as otherwise provided in this lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law", which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (I) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law. SEE ADDENDUM PARAGRAPH 52.

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6.4    Inspection; Compliance. Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this lease, violation of Applicable law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such Inspections.

7.     Maintenance; Repairs; Utility Installations; Trade Fixtures and
Alterations.
7.1    Lessee's Obligations.
(a) Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc.), 7.2 (Lessor's obligations to repair), 9 (damage and destruction) and 14 (Condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the interior of the building comprising a part of the Premises clean and in good order, condition and repair. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of, the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the interior of Premises clean and in good order, condition and repair, shall exercise and perform good maintenance practices.
(b) Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the Premises: (I) heating, air conditioning and ventilation equipment, (ii) boiler, fired, or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection.

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7.2    Lessor's Obligations. Upon receipt of written notice of the need for such repairs and subject to Paragraph 13.5, Lessor shall, at Lessor's expense, keep the foundations, exterior roof and structural aspects of the Premises in good order, condition and repair, Lessor shall not, however, be obligated to paint the exterior surface of the exterior walls or to maintain the windows, doors or plate glass or the interior surface of exterior walls. Lessor shall not, in any event, have any obligation to make any repairs until Lessor receives written notice of the need for such repairs. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it its inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of, any needed repairs. SEE ADDENDUM PARAGRAPHS 53, 54, AND 55.
7.3    Utility Installations; Trade Fixtures; Alterations.
(a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations made by lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended costs does not exceed $25,000 (and the individual cost for each non-structural Utility Installation does not exceed $5,000).

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(b)    Consent. Any alterations or Utility Installations that Lessee shall desire to make require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work there on, and
(iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications thereof. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor under Paragraph 36 hereof.
(c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surely bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.
7.4    Ownership; Removal; Surrender; and Restoration.
(a) Ownership. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

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(b)    Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor. SEE ADDENDUM PARAGRAPH 56.
(c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and Tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.     Insurance; Indemnity.
8.1    Payment of Premium Increases.
(a) Lessee shall pay to Lessor any insurance cost increase ("Insurance Cost Increases") occurring during the term of this Lease. "Insurance Cost Increase" is defined as any increase in the actual cost of the insurance required under Paragraphs 8.2(b), 8.3(a), and 8.3(b). ("Required Insurance"), over and above the Base Premium, as hereinafter defined, calculated on an annual basis. "Insurance Cost Increase" shall include, but not be limited to, increases resulting from the nature of Lessee's occupancy, any act or omission of Lessee, requirements of the holder of a mortgage or deed of trust covering the premises, increased valuation of the Premises, and/or a premium rate increase. If the parties insert a dollar amount in Paragraph 1.9, such amount shall be considered the "Base Premium." In lieu thereof, if the Premises have been previously occupied, the "Base Premium" shall be the annual premium applicable of the most recent occupancy. If the Premises have never been occupied, the "Base Premium" shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the commencement of the Original Term, assuming the most nominal use possible of the Premises. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $1,000,000 procured under paragraph 8.2(b) (Liability Insurance Carried By Lessor).

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(b)    Lessee shall pay any such Insurance Cost Increase to Lessor within thirty (30) days after receipt by Lessee of a copy of the premium statement other reasonable evidence of the amount due. If the insurance policies maintained hereunder cover other property besides the Premises, Lessor shall also deliver a statement of the amount of such Insurance Cost Increase attributable only to the Premises showing in reasonable detail the manner in which such amount was computed. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease
shall be   to coincide with the corresponding Commencement or Expiration of the Lease term.
8.2    Liability Insurance.
(a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury and property damage based upon,
involving or   out of the ownership, use, occupancy or maintenance of
the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke, or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.
(b) Carried By Lessor. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
8.3    Property Insurance-Building, Improvements and Rental Value.
(a) Building and Improvements. The Insuring Party shall obtain and keep in force during the term of this Lease an "all risk" policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the Full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for sprinkler leakage and any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for all Urban Consumers for the city nearest to where the Premises are located. SEE ADDENDUM PARAGRAPH 57

(b) Rental Value. Lessor shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insulting the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases.) Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period.
(c) Adjacent Premises. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omission's, use or occupancy of the Premises.
(d) Tenant's Improvements. The Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.
8.4 Lessee's Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $25,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.
8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Lessee shall cause to be delivered to Lessor certified copies of, or certificates evidencing the existence and amounts of, the insurance, and with the additional insureds, required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after (30) days prior written notice to Lessor. Lessee shall at least (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor ("Waiving Party") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of incident to t he perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.
8.7 Indemnity. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, Partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultants fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.
8.8 Exemption of Lessor from Liability. Except to the extent caused by Lessor's negligence or willful misconduct. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Not withstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.     Damage or Destruction.
9.1    Definitions.
(a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.
(b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.
(c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installation, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
(d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.
(e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Partial Damage-Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by Written notice to Lessee within (10) ten days thereafter to make restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate thirty (30) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
9.3 Partial Damage-Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (I) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty
(60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.
9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate thirty
(30) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), (I) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds. Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.
9.6    Abatement of Rent; Lessee's Remedies.
(a) In the event of damage described in Paragraph 9.2 (Partial Damage-Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.
(b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commerce, in a substantial and meaningful way, the repair or restoration of the Premises within (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, given written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs. SEE ADDENDUM PARAGRAPH 58

9.7 Hazardous Substance Conditions. If a Hazardous Substance Conditions occurs, unless Lessee is legally responsible thereto (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (I) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty
(30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extent as provided in Paragraph 9.6(a) for a period of not to exceed twelve (12) months. SEE ADDENDUM PARAGRAPH 59
9.8 Termination-Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in additon, return to Lessee so much of Lessee's Security Deposit has not been, or is not then required to be, used by Lessor under the terms of this Lease.
9.9 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.     Real Property Taxes.
10.1 (a) Payment of Taxes. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2 applicable to the Premises; provided, however, that Lessee shall pay, in addition to rent, the amount, if any, by which Real Property Taxes applicable to the Premises increase over the fiscal tax year during which the Commencement Date occurs ("Tax ). Subject to Paragraph 10.1(b), payment of any such Tax Increase shall be made by Lessee within thirty (30) days after receipt of Lessor's written statement setting forth the amount due and the computation thereof. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year his Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration.
(b) Advance Payment. In order to insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right, at Lessor's option, to estimate the current Real Property Taxes applicable to the Premises, and to require such current year's Tax Increase to be paid in advance to Lessor by Lessee, wither (I) in a lump sum amount equal to the amount due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated Tax Increase to be paid. When the actual amount of the applicable Tax Increase is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable Tax Increase before delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Tax Increase as the same becomes due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums as are necessary to pay such obligation. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a), at the option of Lessor, be treated as an additional Security Deposit under Paragraph 5.
(c) Additional Improvements. Notwithstanding Paragraph 10.1(a) hereof, Lessee shall pay to Lessor upon demand therefor the entirety of any increase in Real Property Taxes assessed by reason of Alterations or Utility Installations placed upon the Premises by Lessee or at Lessee's request.
10.2 Definition of "Real Property Taxes" As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change of the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. SEE ADDENDUM PARAGRAPH 60 AND 61.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.
10.4 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When, possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.
12.    Assignment and Subletting

12.1   Lessor's Consent Required
(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36. SEE ADDENDUM PARAGRAPH 62
(b) Lessee's remedy for any breach this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

12.2 Terms and Conditions Applicable to Assignment and Subletting. SEE ADDENDUM PARAGRAPH 63
(a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.
(b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, convenants or conditions of this Lease.
(c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.
(d) In the event of any Default or Breach of lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.
(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the current monthly Base Rent, whichever is greater, as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.
(f) Any assignee if, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor. SEE ADDENDUM PARAGRAPH 64
(b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublease to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.
(c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.
(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.
(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have the right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.    Default; Breach; Remedies.
13.1 Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost services and costs in said notice as rent due and payable to cure said default. A "Default" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:
(a)    The abandonment of the Premises.
(b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee thereunder, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surely bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.
(c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with applicable law per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the recission of an unauthorized assignment or subletting per Paragraph 7.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.
(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.
(e) The occurrence of any of the following events: (I) The making by lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. sec. 101 of any successor statute thereto (unless, in the case of a petition filed against lessee, the same is dismissed within sixty (60);
(iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f) The discovery by Lessor that any financial statement given to lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.
(g) If the performance of Lessee's obligations under this Lease is guaranteed: (I) the death of guarantor, (ii) the termination of a guarantor's liability with respect to this lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lease.
13.2 Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, Insurance policies, or governmental licenses, permits or approvals. The cost and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:
(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (I) the worth at the time of the award of the unpaid rent which had been earned at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1 (b), (c), or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
(b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relate the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.
(c) Pursue any other remedy now or hereafter available to a lessor under the laws or judicial decisions of the state wherein the Premises are located.
(d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 Inducement Recapture in Event of Breach. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the initial twelve (12) months of the Lease Term. Upon the occurrence of a Breach of this Lease by Lease by Lessee, as defined in Paragraph 13.1, any such inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. the acceptance by Lessor of rent of the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Lessor of the provisions of this Paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.
13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor or rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. the parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.
13.5 Breach By Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty
(30) days after receipt by Lessor, and by the holders of any ground Lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.    Broker's Fee
15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.
15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to Indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.    Tenancy Statement.
16.1 Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such tender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. SEE ADDENDUM PARAGRAPH 65.

17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor, at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of the Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-Due Obligation. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty
(30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.    Notices.
23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.
23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United states Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of the Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease and option to purchase the Premises for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto SEE ADDENDUM PARAGRAPH 66.

26. No Right to Holdover. Except as provided in Paragraph 71 of the Addendum to this Lease, Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. SEE ADDENDUM PARAGRAPH 67.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. All provisions of the Lease to be observed or performed by Lessee are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.    Subordination; Attornment; Non-Disturbance.
30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (I) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.
30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. Attorney's Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of emergency, and otherwise at reasonable times and with prior notice (except if an emergency exists) for the purpose of showing the same to prospective purchasers, lenders, (or lessees, during the last six months of the Lease Term), and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonable deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. SEE ADDENDUM PARAGRAPH 54.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations. Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof and the right to install, and all revenues from the installation of, such advertising signs on the Premises, including the roof, as do not unreasonably interfere with the conduct of Lessee's business.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.    Consents.
(a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

(b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.    Guarantor.
37.1 If there are to be any Guarantors of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each said Guarantor shall have the same obligations as Lessee under this Lease, including but not limited to the obligation to provide the Tenancy Statement and information called for by Paragraph 16.
37.2 It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give: (a) evidence of the due execution of the guaranty called for by this lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signature of the persons authorized to sign on its behalf,
(b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.    Options.
39.1 Definition. As used in this Paragraph 39 the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

39.2 Options Personal To Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise. SEE ADDENDUM PARAGRAPH 68
39.3 Multiple Options. In the event that Lessee has any Multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew this lease have been validly exercised.
39.4   Effect of Default on Options.
(a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (I) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the notice Default is cured or (ii) during the time Lessee is in Breach of this Lease, or (iii) in the event that Lessor has given to Lessee three(3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.
(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).
(c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (I) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of Default under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cures, or (iii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. Security Measures. lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto. SEE ADDENDUM PARAGRAPH 69

47. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonable required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

                SEE ADDENDUM PARAGRAPH 70, 71 AND 72.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO, THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL, FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE, IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.


Executed at Walnut Creek, CA         Executed at Pleasanton, CA
on August 29, 1996                   on August 23, 1996
by LESSOR:  Richard H. Kulka         by LESSEE:  Simpson Strong-tie
                                     Company, Inc.

By /s/Richard H. Kulka               By /s/Steve Lamson
   ----------------------------      ----------------------------
Name Printed:  Richard H. Kulka      Name Printed:  Steve Lamson
Title:  Owner/Lessor                 Title:  CFO

By                                   By
Name Printed:                        Name Printed:
Title:                               Title:
Address:                             Address:

Tel No. (510)933-2232                Tel No. (510)916-7901
Fax No. (510)933-2950                Fax No.

                    ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL
                           SINGLE-TENANT LEASE-GROSS


     This is an addendum ("Addendum") to that certain Standard
Industrial/Commercial Single-Tenant Lease-Gross dated July 26, 1996 by and between Richard H. Kulka, as Lessor, and Simpson Strong Tie Company, Inc., as Lessee, and is hereby made a part of such aforementioned Lease.

     49. The following provision is hereby added to Paragraph 2.3 of the Lease:

The preceding terms of this Paragraph 2.3 to the contrary notwithstanding, Lessor shall be under no obligation to remedy or cure any such non-compliance unless the applicable governmental agency or agencies having jurisdiction over such compliance requires Lessor to remedy the same or such non-compliance threatens the health or safety of the occupants of the Building as reasonably determined by Lessor and Lessee.

     50. The following provisions are hereby added to Paragraph 6.2(c) of the Lease:

Lessee acknowledges that Lessor has delivered to Lessee a Phase I Environmental Site Assessment prepared by Aegis (Project No. 94-029), dated March 4, 1994, and Phase II data prepared by California Laboratory Services (Client I.D. No. N1159; Job No. 791159, Project No. 24330.1) (collectively, the "Environmental Reports"), which discloses that there are certain Hazardous Substances that exist on, in or under the Premises. Lessee agrees to accept the Premises notwithstanding the possible existence of such Hazardous Substances as disclosed in the aforesaid Environmental Reports. Lessor shall indemnify, protect, defend and hold Lessee, its agents and employees harmless from and against any and all losses and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substances (or storage tank) brought onto the Premises by Lessor. Lessor's obligations under this Paragraph 6.2 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee (or any prior tenant or occupant of the Premises), and the cost of investigation (including reasonable consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or any contamination therein involved, arising out of or related to any Hazardous Substances (or storage tank) brought onto the Premises by Lessor. In addition, Lessor shall indemnify, protect, defend and hold Lessee, its agents and employees harmless from and against any and all costs of cleaning up or remediating any of the Hazardous Substances that are expressly referred to in the Environmental Reports referred to above and which may exist as of the Commencement Date of this Lease. The obligations of Lessor under this paragraph shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessor from its obligations under this Lease with respect to the Hazardous Substances (or storage tank) referred to in this paragraph unless specifically so agreed by Lessee in writing at the time of such agreement.

     51.  The following provisions are hereby added as Paragraph 6.2(d):

          (d) Lessee Caused Contamination. Anything in this Lease to the contrary notwithstanding, Lessee shall not be liable under this Lease for the cleanup or remediation of any Hazardous Substances that are caused by persons or entities other than Lessee or its agents, employees, contractors or representatives.

     52. The provisions of Paragraph 6.3 to the contrary notwithstanding, Lessee shall make any alteration, addition or change of any sort to the Premises that is required by any Applicable Law because of: (i) Lessee's particular use or change of use of the Premises; (ii) Lessee's application for any permit or governmental approval; (iii) Lessee's construction or installation of any alterations, additions, improvements or trade fixtures or (iv) any Hazardous Substance caused on, in or under the Premises by Lessee or its agents, employees, contractors or representatives. Any other alteration, addition or change required by Applicable Laws which are not the responsibility of Lessee pursuant to the immediately preceding sentence shall be made by Lessor (subject to Lessor's right to reimbursement from Lessee as specified below).

     In the event any capital improvements are required to be constructed in order to comply with Applicable Law (excluding any Hazardous Substances law) not in effect or applicable to the Premises as of the Commencement Date, Lessee shall pay to Lessor, as additional rent, the amortized cost of such capital improvement to be determined as follows:

          (a) All costs paid by Lessor to construct such capital improvements required by Applicable Law as described above (and which are the responsibility of Lessor to construct as provided above) shall be amortized over the use of the life of such improvement (as reasonably determined by Lessor in accordance with generally accepted principles) with interest on the unamortized balance at the then prevailing rate Lessor would pay if it borrowed funds to construction such improvements from an institutional lender (but in no event to exceed the maximum legal rate), and Lessor shall inform Lessee of the monthly amortization payment required to so amortize such costs and shall also provide Lessee with the information upon which such determination is made.

          (b) As additional rent, Lessee shall pay at the same time that monthly Base Rent is due an amount equal to such monthly amortization payment for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended) or (ii) the end of the term over which such costs were amortized.

     53. Subject to the provisions of Paragraph 9 (Damage and Destruction) and Paragraph 14 (Condemnation), Lessor shall repair and maintain in good order and condition the roof covering, the exterior of the building, all equipment or facilities serving the Premises (excepting therefrom the HVAC system which is to be maintained pursuant to the terms of Paragraph 17.1(b)), the parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, exterior lighting facilities and fences and gates located in, on, about or adjacent to the Premises. All costs and expenses incurred by Lessee in connection with performing its maintenance and repair obligations described in the immediately preceding sentence shall constitute an "Operating Expense". A reasonable management fee not to exceed four percent (4%) of the gross revenues payable by Lessee to Lessor under this Lease shall also be included as an Operating Expense.

     For purposes of this Lease, the term "Operating Expense Base Year" shall mean the calendar year 1997 and the term "Comparison Year" shall mean each calendar year, or portion thereof, following the Operating Expense Base Year. As additional rent hereunder, Lessee shall pay to Lessor the amount by which the Operating Expenses incurred by Lessor in the administration, operation, maintenance and repair of the Premises as described above for each Comparison Year during the Lease Term exceeds the total Operating Expenses payable by Lessor for the Operating Expense Base Year ("Excess Expenses"). Lessee's Excess Expenses shall be payable during the Lease Term in monthly installments on the first day of each month in advance, without deduction, offset, prior notice or demand, and shall be payable concurrently with monthly installments of Base Rent. Lessee's Excess Expenses shall be based upon an estimate of the Excess Expenses for such calendar year. As close as reasonably possible to the end of each calendar year, Lessor shall notify Lessee of Lessor's estimate of the Excess Expenses for the following calendar year. An amount equal to one-twelfth (1/12) of such Excess Expenses shall be payable monthly by Lessee commencing on the first day of the calendar year for which such estimate is given and continuing throughout the remainder of said calendar year. Until notice of the Excess
Expenses for any subsequent calendar year is delivered to Lessee, Lessee shall continue to pay on the basis of the prior estimate. Lessor may from time to time during the Lease Term, but not more than twice each calendar year, adjust the current estimate of Excess Expenses to reflect current expenditures. Following written notice to Lessee of such revised estimate, any subsequent payments by Lessee of Excess Expenses shall be based upon such revised estimate. Within 90 days after the end of each calendar year, or such later date after Lessor reviews the annual statement of Operating Expenses, Lessor shall provide Lessee with a reasonably detailed statement showing the actual Operating Expenses for the applicable Comparison Year in excess of the Base Year Operating Expenses. If Lessee's payments of Excess Expenses for any subsequent calendar year are less than or exceed the amount shown in such annual statement as the Excess Expenses (as prorated to reflect any partial year during the Lease Term), then Lessee's account shall be adjusted accordingly. Lessee shall pay any deficiency upon receipt of Lessor's invoice, and all credits will be applied by Lessor to the payment(s) next due for Excess Expenses (or reimbursed in cash if such credit arises at the end of the Lease Term). Within 60 days of after the date of Lessee's receipt of the statement of actual Operating Expenses for any Comparison Year, Lessee may give Lessor written notice of its intent to review the books and records relating to the Operating Expenses for such Comparison Year. Lessee shall provide Lessor with at least 10 days prior written notice of the date upon which it intends to review such books and records. The review shall be performed during normal business hours at Lessee's principal place of business or such other location as may be designated by Lessor, and shall be performed at Lessee's sole cost and expense. Promptly following the completion of Lessee's review of such books and records, Lessee shall provide Lessor with a copy of the results of such review and Lessee's conclusions regarding any overstatement or understatement by Lessor of actual Operating Expenses for such Comparison Year. In the event Lessee's review shows an underpayment or overpayment of Excess Expenses by Lessee for such Comparison Year, then, subject to Lessor's confirmation by its own review of said records, the parties shall promptly meet to resolve any discrepancy. In the event Lessee fails to provide Lessor with written notice of its intent to review such books and records within said 60 day period, Lessee shall be deemed to have approved the statement of actual Operating Expenses for the applicable Comparison Year.

The preceding to the contrary notwithstanding, if Lessor elects to paint the exterior of the Premises during Lease Term, Lessee shall pay to Lessor, within 30 days following a receipt of a written invoice, a portion of the cost of such paint job in the ratio that the balance of the Lease Term bears to the "useful life" of the paint job.

     54. In the event the Premises (or any portion thereof) is rendered unusable during and as a consequence of any repair work undertaken by or on behalf of Lessor, pursuant to the terms of Paragraph 7.2 or 32 of the Lease or Paragraph 53 of this Addendum, then the Base Rent shall be abated in such proportion that the Lessee's business is interfered with as a result of not being able to use the applicable portion of the Premises and such abatement shall continue for each day that the Premises (or a portion thereof) is rendered unusable.

     55. In the event of an emergency that threatens the health or safety of Lessee or its employees, agents or invitees or threatens risk of damage to Tenant's property, if Lessor is unable to perform any of its maintenance obligations in time to prevent injury or damage to person or property (after Lessee has exercised reasonable efforts to contact Lessor) then, Lessee may perform Lessor's maintenance or repair obligations to the extent necessary to protect Lessee's property and/or the health and safety of individuals within the Premises. The costs reasonably incurred by Lessee in performing Lessor's maintenance obligations in an emergency situation described above may be offset against such Lessee's Base Rent (but in no event may Lessee offset more than one months' Base Rent).

     56. If Lessor requires Lessee to remove any Lessee Owned Alterations and/or Utility Installations, Lessee shall so remove the same prior to the expiration or sooner termination of the Lease Term and Lessee shall repair any and all damage, if any, caused by such removal. Notwithstanding the foregoing, Lessee shall not be obligated to remove any Lessee Owed Alterations and/or Utility Installations with respect to which the following is true: (i) Lessee was required, or elected, to obtain the approval of Lessor to the installation of the Lessee Owed Alteration and/or Utility Installation in question; (ii) at the time Lessee requested Lessor's approval, Lessee requested of Lessor in writing that Lessor inform Lessee of whether or not Lessor would require Lessee to remove such Lessee Owned Alteration and/or Utility Installation at the expiration of the Lease Term; and (iii) at the time Lessor granted its approval, it did not inform Lessee that it would require Lessee to remove such Lessee Owned Alteration and/or Utility Installation at the expiration of the Lease Term.

     57. The "All Risk" policy of property insurance to be maintained by the Insuring Party shall not be required to cover any Lessee Owned Alterations or Utility Installations; it being understood and agreed that in the event any such Lessee Owned Alterations or Utility Installations should be damaged or destroyed, Lessor shall be under no obligation to repair, restore or rebuild the same. The parties hereby acknowledge and agree that Lessee shall not be required to insure any Lessee Owned Alterations or Utility Installations.

     58. If the Premises are damaged by any peril and Lessor does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to the terms of Paragraph 9, then as soon as reasonably practicable, Lessor shall furnish Lessee with the written opinion of Lessor's architect or construction consultant as to when the restoration work required of Lessor may be completed. Lessee shall have the right to terminate this Lease in the event the Premises are damaged by any peril and, in the reasonable opinion of Lessor's architect or construction consultant, the restoration of the Premises cannot be substantially completed within one hundred eighty (180) days after the date of such damage. Such right of Lessee to terminate the Lease may be exercised only by delivery to Lessor of a written notice of election to terminate within ten (10) days after Lessee receives from Lessor the estimate of the time needed to complete such restoration. Notwithstanding the foregoing, if the estimated time to substantially complete such restoration is within one hundred eighty (180) days after the date of damage to the Premises and Lessor undertakes such repairs but does not substantially complete the same within one hundred eighty
(180) days after the date of such damage, Lessee shall not be entitled to terminate this Lease so long as Lessor is diligently pursuing such restoration to completion.

     59. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, and such Hazardous Substance Condition or the investigation or remediation thereof would render a substantial portion of the Premises unusable and substantially interfere with the operation of Lessee's business for a period of not less than one hundred eighty
(180) consecutive days, then Lessee may terminate this Lease by written notice to Lessor given not later than ten (10) days following the expiration of such one hundred eighty (180) day period.

     60. The term "Real Property Taxes" shall not include any penalty, fees, interest or late charges imposed on Lessor or non-payment or late payment of Real Property Taxes unless such penalty fees, interest or late charges are imposed because Lessee did not pay the Tax Increase in a timely manner as required by the Lease (and then Lessee shall only be responsible or liable for the penalty fees, interest or late charges that are attributable to the amount of the Tax Increase that was not paid in a timely manner).

     61. Subject to any limitations or restrictions imposed by any deeds of trust or mortgages now or hereafter covering or affecting the Premises, Lessee shall have the right to contest or review the amount or validity of any Real Property Tax by appropriate legal proceedings (but which is not to be deemed or construed in any way as relieving, modifying or extending Lessee's covenant to pay any Tax Increase at the time and in the manner as provided in Paragraph 10 of the Lease). However, as a condition of Lessee's right to contest, if such contested Real Property Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Real Property Tax so contested, Lessee shall before instituting any such proceeding, protect the Premises and the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company acceptable to Lessor, and in an amount equal to the greater of one and one-half (1 1/2) times the amount contested and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Real Property Tax, whether such contest is made before or after payment, shall be made by Lessee in Lessee's own name, or, if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including attorney fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Real Property Tax and penalties or interest thereon which have been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor's right to contest any Real Property Tax at Lessor's expense.

     62. If Lessee is a corporation, the following shall be deemed a voluntary assignment of Lessee's interest in this Lease: (i) any dissolution, merger, consolidation or other reorganization of or affecting Lessee, whether or not Lessee is the surviving corporation; and (ii) if the capital stock of Lessee is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) of stock possessing more than thirty-three and one-third percent (33-(%) of the total combined voting power of all classes of Lessee's capital stock issued, outstanding and entitled to vote for the election of directors. If Lessee is a partnership, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at any time or over a period of time) of any partner owning twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Lessee's interest in this Lease.

     63. Notwithstanding anything contained in Paragraph 12.1, so long as Lessee otherwise complies with the provisions of Paragraph 12, Lessee may enter into any of the following transfers (a "Permitted Transfer") without Lessor's prior written consent, and Lessor shall not be entitled to receive any part of any Subrent (as defined below) resulting therefrom that would otherwise be due it pursuant to the terms below:

                (i) Lessee may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by or is under common control with the original Lessee to this Lease by means of an ownership interest of more than fifty percent (50%);

               (ii) Lessee may assign its interest in this Lease to a corporation which results from a merger, consolidation or other reorganization in which Lessee is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Lessee immediately prior to such transaction; and

               (iii) Lessee may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Lessee, so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Lessee immediately prior to such transaction.

     In the event of any Permitted Transfer as described above, Lessee shall not be released of its liability for the performance of any or all of its obligations under the Lease.

     64. If Lessee assigns its interest in this Lease, then Lessee shall pay to Lessor fifty percent (50%) of all Subrent (as defined below) received by Lessee over and above (i) the assignee's agreement to assume the obligations of Lessee under this Lease; and (ii) all Permitted Transfer Costs (as defined below) related to such assignment. In the case of an assignment, the amount of Subrent owed to Lessor shall be paid to Lessor on the same basis, whether periodic or in lump sum, that such Subrent is paid to Lessee by the assignee. If Lessee sublets any part of the Premises, then with respect to the space so subleased, Lessee shall pay to Lessor fifty percent (50%) of the positive difference, if any, between (i) all Subrent paid by the subtenant to Lessee, less (ii) the sum of all monthly Base Rent and additional rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Lessor on the same basis, whether periodic or in lump sum, that such Subrent is paid to Lessee by its subtenant. In calculating Lessor's share of any periodic payments, all Permitted Transfer Costs shall be first recovered by Lessee. As used above, the term "Subrent" shall mean any consideration of any kind received, or to be received, by Lessee as a result of the assignment, transfer or subletting, if such sums are related to Lessee's interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Lessee's assets, fixtures, leasehold improvements, inventory, good will, equipment, furniture and general intangibles. As used above, the term "Permitted Transfer Costs" shall mean all reasonably leasing commissions paid to third parties not affiliated with Lessee in order to obtain the assignment or subletting in question, and all tenant improvement costs reasonably incurred by Lessee in order to obtain the assignment or subletting in question.

     65. The provisions of Paragraph 16.2 of the Lease to the contrary notwithstanding, the parties hereto acknowledge and agree that Lessee shall not be obligated to deliver financial statements of Lessee to Lessor or its lender but shall, upon reasonable request, deliver to Lessor or its lender (or prospective lender) consolidated financial statements of Simpson Manufacturing, Inc. The foregoing notwithstanding, if at any time during the Lease Term, Tenant is no longer a wholly owned subsidiary of Simpson Manufacturing, Inc., then Tenant shall, upon reasonable request by Lessor or its lender (or prospective lender), furnish to such requesting party separate financial statements for Lessee.

     66. In the event Lessee requests that Lessor execute, acknowledge and deliver to Lessee a Short Form Memorandum of Lease and/or Option to Purchase the Premises, Lessee shall concurrently therewith deliver to Lessor a quitclaim deed, quitclaiming or releasing to Lessor all of Lessee's right, title and interest under this Lease or the Option to Purchase the Premises, as the case may be (or a termination agreement with respect to the option to purchase the Premises evidencing the termination or expiration of such option), in recordable form, and Lessor agrees not to record such quitclaim deed or termination of option prior to the date the Lease terminates or the option lapses or expires, as the case may be.

     67. Any holding over by Lessee beyond the expiration of the Lease Term (or earlier termination of this Lease) shall not constitute a renewal or extension of the Lease or give Lessee any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration or earlier termination of this Lease with the written consent of Lessor shall be construed to be a tenancy from month-to-month on the same terms and conditions herein specified insofar as applicable except that the monthly Base Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the monthly Base Rent payable during the last full calendar month of the Lease Term. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all damages, losses, liabilities, claims, actions, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) arising from or related to any holding over by Lessee without Lessor's written consent.

     68. The provisions of Paragraph 39.2 to the contrary notwithstanding, Lessee may assign the option to purchase the Premises or the right of first refusal to purchase the Premises as described in Paragraphs 71 and 72 below, respectively, to an entity controlled by, under common control with, or that controls Lessee.

     69. The provisions of Paragraph 46 of the Lease to the contrary notwithstanding, the rights and obligations of Lessor and Lessee under the Lease and this Addendum attached thereto shall be conditioned upon the termination of Lessor's existing leases with Cellular One and Full Cycle Global, Inc., and the vacating of such leased premises by such existing tenants not later than September 30, 1996. In the event such existing tenants have not terminated their leases and vacated their leased premises on or before September 30, 1996, this Lease and the Addendum thereto shall be terminated and be of no force or effect, and Lessor shall return to Lessee any advanced rental payments paid by Lessee pursuant to the terms of the Lease.

     70. Prior to the Commencement Date, Lessor will furnish to the Premises the following improvements:

          (a) Store front to be installed on southerly side of building where drive-in door is located.

          (b) A twelve foot (12") wall-up door to be installed in demising wall separating both spaces.

     In addition to the foregoing, Lessor shall deliver the Premises to Lessee in broom-swept condition with all doors, lights and HVAC operable and in good working condition.

     71. Option to Purchase the Premises. Lessor hereby grants Lessee an option to purchase the Premises on the following terms and conditions:

          (a) The term of such option shall commence as of the Commencement Date and shall expire on the date twelve (12) months following the Commencement Date of the Lease.

          (b) The option shall be exercised, if at all, by Lessee giving written notice of exercise of the option to Lessor during the Option Term. The notice shall specify the date on which Lessee desires to close the purchase ("Closing Date") and shall designate a title insurance company to consummate the close ("Title Company"). The Closing Date designated by Lessee shall be not less than ten (10) days nor more than thirty (30) days after the giving of the exercise notice (but in no event shall the Closing Date occur later than 12 months following the Commencement Date of the Lease). Time is of the essence with respect to the exercise of the Option to Purchase and the Closing Date.

          (c) The purchase price for the Premises shall be paid in all cash at the close of escrow on the Closing Date. The purchase price for the Premises ("Purchase Price") shall be determined as follows:

               (i)  If the close of escrow occurs during the first six
(6) months of the term of the Lease, the Purchase Price shall be equal to the sum of (A) One Million Nine Hundred Twenty-five Thousand Dollars ($1,925,000), plus (B) the amount of any and all capital expenditures incurred by Lessor with respect to the Premises or improvements constructed thereon during the period following the execution of this Lease and the Closing Date.

               (ii)  If the Closing Date occurs during the second six
(6) months of the term of the Lease, the Purchase Price shall be equal to the sum of (A) One Million Nine Hundred Seventy-five Thousand Dollars ($1,975,000), plus (B) the amount of any and all capital expenditures incurred by Lessor with respect to the Premises or improvements constructed thereon during the period following the execution of this Lease and the Closing Date.

          (d) On or before the Closing Date, Lessee shall pay and deliver to the Title Company in escrow, by cashier's check, certified check or wire transfer, the Purchase Price for the Premises. Lessee shall instruct the Title Company to deliver the Purchase Price to Lessor at such time as the Title Company is prepared to record the grant deed conveying the Premises to Lessee and is prepared to issue a CLTA Standard Owner's Policy of title insurance to Lessee as provided below.

          (e) Following Lessee's timely exercise of the option to purchase, Lessee's obligation to purchase the Premises shall be conditioned upon the Title Company being prepared and willing to issue to Lessee a CLTA Standard Owner's Policy of title insurance in the amount of the Purchase Price subject only to non-delinquent real property taxes and assessments and such other title matters as encumber the Premises as of the date of execution of this Lease and any other title matters created by Lessee's acts. In the event Lessee closes escrow on the purchase of the Premises pursuant to the terms of this Paragraph 71, Lessor shall cause any deed of trust then encumbering the Premises to be reconveyed.

          (f) Lessor represents, warrants and covenants that Lessor has not granted to any third party a right to purchase the Premises or any interest therein which is superior to the rights of Lessee under this Paragraph 71.

          (g) On the Closing Date, Lessor shall convey title to the Premises pursuant to a grant deed. Title to the Premises shall be delivered free and clear of all deeds of trust, and subject only to non-delinquent real property taxes and assessments and title matters affecting the Premises as of the date this Lease is executed. The cost of the title insurance policy shall be borne by Lessee.

          (h) Real property taxes and assessments and rents shall be prorated as of the close of escrow. All escrow fees, documentary transfer taxes, city conveyance taxes, if any, and title insurance premiums shall be borne by Lessee. Each party shall be responsible for its own attorneys' fees incurred in connection with the purchase and sale of the Premises.

          (i) Time is of the essence with respect to the option to purchase. If the option to purchase is not exercised in the manner provided herein, or if the close of escrow does not occur within twelve
(12) months following the Commencement Date of the Lease, Lessee shall have no right to purchase the Premises and this option may not be revived by any subsequent payment or further action by Lessee.

          (j) Lessor and Lessee each represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the purchase option described above other than the brokers identified in Paragraph 1.10. Each party agrees to indemnify, defend and hold the other party harmless from and against any and all liabilities, obligations, actions, suits, proceedings, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) in connection with any compensation, commission or charge claimed by any other broker, agent or the like who alleges that it is owed compensation, commission or charge by reason of contact with such party with respect to the purchase of the Premises pursuant to the terms of this Paragraph 71.

     72. Right of First Refusal. If, at any time after the first twelve (12) months of the Lease Term and prior to the expiration or earlier termination of the Lease Term, Lessor receives a bona fide offer to purchase the Premises from a third party unrelated to Lessor, which offer Lessor determines to be acceptable to it, Lessor shall deliver to Lessee the terms of such third party offer setting forth the proposed purchase price and all other material terms of the sale of the Premises. Delivery of such third party offer to Lessee shall constitute an offer to sell the Premises to Lessee on the same terms and conditions as set forth in the third party offer. Lessee shall have twenty (20) days following receipt of such third party offer to deliver to Lessor written notice of its acceptance of the terms of the third party offer and to execute a purchase and sale agreement incorporating the terms of such third party offer. If Lessee fails to notify Lessor of its election to purchase the Premises or fails to execute an agreement for purchase and sale therefor within the aforementioned twenty (20) day period, then Lessee's right of first refusal shall terminate with respect to the Premises and Lessor may sell the Premises to a third party, free and clear of any rights of Lessee under this Paragraph 72, provided that Lessor enters into an agreement for purchase and sale of the Premises with a third party on terms no less favorable to Lessor (except that the purchase price to be paid by the third party may be not less than ninety-five (95%) of the purchase price set forth in the third party offer delivered to Lessee) within six (6) months from the date of delivery of the third party offer. If Lessor fails to enter into such third party sale agreement within such six (6) month period, then the terms of this Paragraph 72 shall again apply to the Premises.

     If Lessee is in default under the Lease at the time Lessee would otherwise be entitled to exercise its right of first refusal hereunder, then Lessee shall have no right of first refusal with respect to the Premises, and Lessor may sell the Premises to a third party, free and clear of any rights of Lessee under this Paragraph 72.

     If Lessee acquires the Premises pursuant to this Paragraph 72, Lessor agrees to pay to the Brokers identified in Paragraph 1.10 of the Lease a real estate brokerage commission pursuant to a separate written agreement; provided, however, that no such commission shall have been earned by the brokers identified in Paragraph 1.10 of the Lease or be otherwise due and payable to such brokers if escrow fails to close for any reason whatsoever.

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of this 29th day of August, 1996.


LESSOR:


/s/Richard H. Kulka
------------------------------
RICHARD H. KULKA



LESSEE:

SIMPSON STRONG TIE COMPANY, INC., a California corporation


By:  /s/Steve Lamson
     ------------------------------

Its: CFO
     ------------------------------